                                                                    Exhibit 21.1

                         List of Material Subsidiaries
                         -----------------------------

        The following companies are wholly-owned subsidiaries of Concentric Network Corporation:

        AnaServe, Inc., a California corporation;
        Delta Internet Services, Inc., a California corporation; and InterNex Information Services, Inc., a California corporation.